             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER -- Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

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                                                 GIVE THE SOCIAL
                                                 SECURITY NUMBER OF --
FOR THIS TYPE OF ACCOUNT:
-----------------------------------------------  -------------------------------

1.  An individual's account                      The individual

2.  Two or more individuals                      The actual owner of the
    (joint account)                              account or, if combined funds,
                                                 any one of the individuals(1)

3.  Husband and wife (joint                      The actual owner of the
    account)                                     account or, if joint funds,
                                                 either  person(1)

4. Custodian account of a minor                  The minor(2)
   (Uniform Gift to Minors Act)

5. Adult and minor (joint                        The adult or, if the minor is
   account)                                      the only
                                                 contributor, the minor(1)

6. Account in the name of                        The ward, minor, or
   guardian or committee                         incompetent person(3)
   for a designated ward,
   minor, or incompetent
   person

7.a. The usual revocable                         The grantor-trustee(1)
   saving trust account
   (grantor is alsotrustee)

  b. So-called trust account                     The actual owner(1)
     that is not a legal or
     valid trust under State
     law

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                                                 GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:                        IDENTIFICATION NUMBER OF --
-----------------------------------------------  -------------------------------

8.  Sole proprietorship account                  The owner(4)

9.  A valid trust, estate or pension trust       The legal entity (Do not
                                                 furnish the identifying number
                                                 of the personal representative
                                                 or trustee unless the legal
                                                 entity itself is not
                                                 designated in the account
                                                 title)(5)


10. Corporate account                            The corporation

11. Religious, charitable, or                    The organization
    educational organization
    account

12. Partnership account held                     The partnership
    in the name of the
    business

13. Association, club, or                        The organization
    other tax-exempt
    organization

14. A broker or registered                       The broker or nominee
    nominee

15. Account with the                             The public entity
    Department of
    Agriculture in the name
    of a public entity (such
    as a State or local
    government, school
    district, or prison) that
    receives agricultural
    program payments

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(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) You must show your individual name, but you may also enter your business or "doing business" name. You may use either your Social Security Number or Employer Identification Number.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.


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                          NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER

If you do not have a taxpayer identification number or if you do not know your number, obtain Form SS-5, Application for Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

Payees specifically exempted from backup withholding on ALL payments by brokers include the following:

         o A corporation.

         o A financial institution.

         o An organization exempt from a tax under Section 501(a), or an individual retirement plan or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(F)(2).

          o The United States or any agency or instrumentality thereof.

          o A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

          o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

          o An international organization or any agency or instrumentality thereof.

          o A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

          o A real estate investment trust.

          o A common trust fund operated by a bank under Section 584(a).

          o An entity registered at all times under the Investment Company Act of 1940.

          o A foreign central bank of issue.

          o A futures commission merchant registered with the Commodity Futures Trading Commission.

          o A person registered under the Investment Advisors Act of 1940 who regularly acts as a broker.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

          o Payments to nonresident aliens subject to withholding under Section 1441.

          o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

          o Payments of patronage dividends where the amount received is not paid in money.

          o Payments made by certain foreign organizations.

          o Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

          o Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

          o Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

          o Payments described in Section 6049(b)(5) to nonresident aliens.

          o Payments on tax-free covenant bonds under Section 1451.

          o Payments made by certain foreign corporations.

          o Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK "EXEMPT" IN PART II OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends, which are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Section 6041, 6041(A)(a), 6045, and 6050A.

PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1993, payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS. -- If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.